Exhibit 10.2

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT dated as of May 17, 2016 (the “Amendment”), is made by and between OWC Pharmaceutical Research Corp., a Delaware corporation (the “Company”) and Kodiak Capital Group, LLC, a Delaware limited liability company (the “Investor”).

RECITALS

A.	Company and Investor entered into that certain Registration Rights Agreement (the “RRA”) dated effective as of December 17, 2015 (the “RRA”). Capitalized terms used herein and not defined herein shall have the meanings given to them in the RRA.

B.	Company and Investor desire to amend the RRA as set forth herein.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Investor and Company hereby agree as follows:

1.	The second and third WHEREAS clauses are hereby amended to read as follows:

WHEREAS, as a condition for the execution of the Purchase Agreement by the Investor, the Company has agreed to issue to the Investor a note in the principal amount equal to Thirty-Seven Thousand and Five Hundred Dollars $37,500 (the “Note”); and

WHEREAS, to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws with respect to the EPA Securities and any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise (together with the EPA Securities, the “Registered Securities”).

2. Continuance of RRA; Binding Effect; Governing Law. All provisions of the RRA, as amended hereby, shall remain in full force and effect and unchanged, except as provided herein. If any provision of this Amendment conflicts with the RRA, the provisions of this Amendment shall control. This Amendment is binding upon and shall inure to the benefit of Company and Investor, and their respective successors and permitted assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

3. Counterparts. This Amendment may be executed in any number of counterparts (including execution by facsimile or other electronic transmission) with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same document. Signature pages may be detached from the counterparts and attached to a single copy of this consent to physically form one document.

[signature page follows immediately]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

OWC PHARMACEUTICAL RESEARCH CORP.		KODIAK CAPITAL GROUP, LLC

By:	/s/ Mordechai Bignitz	By:	/s/ Ryan Hodson
	Mordechai Bignitz Chief Executive Officer		Ryan Hodson Managing Member